Exhibit 5.3

Watson, Farley & Williams (New York) LLP
100 Park Avenue
New York, New York 10017
Tel (212) 922 2200
Fax (212) 922 1512

November 1, 2007

Danaos Corporation
14 Akti Kondyli
184 45
Piraeus, Greece

Registration Statement on Form F-3 for Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units and 44,318,500 Shares of Common Stock

Dear Sirs:

We have acted as special counsel to Danaos Corporation, a Marshall Islands corporation (the “Company”), on matters of Liberian law in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the registration by the Company of (i) its common stock, preferred stock, warrants, debt securities (the “Debt Securities”), purchase contracts and units, and (ii) up to 44,318,500 shares of the Company’s common stock that may be sold by or on behalf of certain selling stockholders of the Company or their donees, pledgees, transferees or other successors in interest.  The Debt Securities may be guaranteed (the “Guarantees”) by the Company’s subsidiaries (the “Guarantors”), including the subsidiaries listed on Schedule A hereto (the “Liberian Guarantors”).  Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In rendering this opinion, we have examined originals or photocopies of (i) the Registration Statement and the form of preliminary prospectus included therein, (ii) the form of Indenture to be entered into by the Company and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Registration Statement) (the “Senior Indenture”), (iii) the form of Subordinated Indenture to be entered into by the Company and The Bank of New York, as trustee (filed as Exhibit 4.2 to the Registration Statement) (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”), and (iv) all such other documents, including certificates of public officials and representatives of the Liberian Guarantors, as we have deemed necessary.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the

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conformity with the original documents of all documents submitted to us as photocopies and the accuracy of the factual representations made to us by officers and other representatives of the Liberian Guarantors.  As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee, (ii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us, and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee, (iii) the applicable Indenture and any applicable supplemental indenture with respect thereto will have been authorized by the Liberian Guarantors at the time of any offering of Debt Securities to be guaranteed by them and that such applicable Indenture will have been duly executed and delivered by them and (iv) with respect to all Debt Securities, such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto.

We have also assumed for purposes of our opinion that the Indentures and any supplemental indenture will be duly authorized, executed and delivered by the Trustee, that the Indentures and any supplemental indenture will constitute a legal, valid and binding obligations of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures and any supplemental indenture.

We have further assumed that (i) the definitive terms of any Guarantee issued by a Liberian Guarantor under the Registration Statement will have been established in accordance with the authorizing resolutions of the Board of Directors of the applicable Liberian Guarantor; (ii) a supplemental indenture with respect to such Debt Securities and the related Guarantees will have been duly authorized, executed and delivered by the Company and the Guarantors and, in the case of any supplemental indenture, the applicable Trustee; (iii) such Debt Securities will be authenticated by the applicable Trustee as provided in the Indenture and any supplemental indenture with respect thereto; (iv) such Debt Securities and related Guarantees will be executed, issued and delivered by the Company and the Guarantors, respectively, (a) against receipt of the consideration for the Debt Securities approved by the Board of Directors of the Company and (b) as provided in the Indenture and any supplemental indenture with respect thereto; (iv) the Registration Statement, and any amendments thereto, will have become effective under the Act; (v) a Prospectus Supplement will have been filed with the Commission describing the Debt Securities and the Guarantees offered thereby and (vi) all Debt Securities and the related Guarantees will be issued in compliance with applicable United States federal and state securities laws.

This opinion is limited to Liberian law as of the date hereof.  In rendering our opinion as to the valid existence in good standing of each of the Guarantors, we have relied solely on Certificates of Goodstanding issued by order of the Minister of Foreign Affairs of the Republic of Liberia on November 1, 2007.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

A.            Each of the Liberian Guarantors is a corporation incorporated, validly existing and in good standing under the law of the Republic of Liberia.

B.            Each of the Liberian Guarantors has the necessary corporate power to enter into the Indentures and any supplemental indentures, and to issue their respective Guarantee.

C.            Any Guarantees of a Liberian Guarantor when issued will constitute legal, valid and binding obligations of the respective Liberian Guarantor enforceable with respect to such Liberian Guarantor in accordance with their terms and will be entitled to the benefits provided by the applicable Indenture and the applicable supplemental indenture.

Our opinion in Paragraph C above is subject to the qualification that the rights and remedies of any party to the Guarantees (a) may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors’ rights from time to time in effect, and (b) are subject to general principles of equity (regardless of whether such rights and remedies are considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles.

In rendering the foregoing opinion as to the enforceability of the Guarantees, we have assumed that none of the Liberian Guarantors is insolvent within the meaning of statutes based on the Uniform Fraudulent Conveyances Act adopted in the Republic of Liberia or engaged in business with unreasonably small capital, or intends or believes that it will incur debts beyond its ability to pay as they mature.  Under that law, a person is insolvent “when the present fair salable value of his assets is less than the amount that will be required to pay his probable liability on his existing debts as they become absolute and matured”.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters.”  In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP

Watson, Farley & Williams (New York) LLP

SCHEDULE A

Liberian Guarantors

Appleton Navigation S.A.
Auckland Marine Inc.
Baker International S.A.
Balticsea Marine Inc.
Bayard Maritime Limited
Bayview Shipping Inc.
Blacksea Marine Inc.
Bounty Investment Inc.
Boxcarrier (No. 1) Corp.
Boxcarrier (No. 2) Corp.
Boxcarrier (No. 3) Corp.
Boxcarrier (No. 4) Corp.
Boxcarrier (No. 5) Corp.
Boxcarrier (No. 6) Corp.
Boxcarrier (No. 7) Corp.
Boxcarrier (No. 8) Corp.
Cellcontainer (No. 1) Corp.
Cellcontainer (No. 2) Corp.
Cellcontainer (No. 3) Corp.
Cellcontainer (No. 4) Corp.
Cellcontainer (No. 5) Corp.
Channelview Marine Inc.
Commodore Marine Inc.
Constantia Maritime Inc.
Containers Lines Inc.
Containers Services Inc.
Continent Marine Inc.
Duke Marine Inc.
Erato Navigation Inc.
Expresscarrier (No. 1) Corp.
Expresscarrier (No. 2) Corp.
Expresscarrier (No. 3) Corp.
Expresscarrier (No. 4) Corp.
Expresscarrier (No. 5) Corp.
Federal Marine Inc.

Geoffrey Shipholding Limited
Helderberg Maritime Inc.
Independence Navigation Inc.
Lacey Navigation Inc.
Lito Navigation Inc.
Lydia Inc.
Medsea Marine Inc.
Megacarrier (No. 1) Corp.
Megacarrier (No. 2) Corp.
Megacarrier (No. 3) Corp.
Megacarrier (No. 4) Corp.
Megacarrier (No. 5) Corp.
Peninsula Maritime Inc.
Sapfo Navigation Inc.
Saratoga Trading S.A.
Seacarriers Lines Inc.
Seacarriers Services Inc.
Sederberg Maritime Inc.
Speedcarrier (No. 1) Corp.
Speedcarrier (No. 2) Corp.
Speedcarrier (No. 3) Corp.
Speedcarrier (No. 4) Corp.
Speedcarrier (No. 5) Corp.
Teucarrier (No. 1) Corp.
Teucarrier (No. 2) Corp.
Teucarrier (No. 3) Corp.
Teucarrier (No. 4) Corp.
Teucarrier (No. 5) Corp.
Titanium Holdings Inc.
Tully Enterprises S.A.
Tyron Enterprises S.A.
Victory Shipholding Inc.
Wellington Marine Inc.
Westwood Marine S.A.
Winterberg Maritime Inc.